Ambac Assurance Corporation
                                                      c/o CT Corporation Systems
                                                          44 East Mifflin Street
                                                        Madison, Wisconsin 53703
                                                          Administrative Office:
                                                          One State Street Plaza
                                                        New York, New York 10004
                                                       Telephone: (212) 688-0340
SURETY BOND


ISSUER:     EQCC Home Equity Loan Trust 1999-1    POLICY NUMBER:    AB0241BE

  Insured Obligations:
  $780,000,000 aggregate
  principal amount EQCC
  Home Equity Loan Asset
  Backed Certificates, Series
  1999-1, Class A (the
  "Certificates")

TRUSTEE:    U.S. Bank National Association

Ambac Assurance Corporation ("Ambac"), a Wisconsin stock insurance company, in consideration of its receipt of the Deposit Premium and subject to the terms of this Surety Bond, hereby unconditionally and irrevocably agrees to pay each Insured Payment to the Trustee named above or its successor, as trustee for the Certificates, to the extent set forth in the Pooling and Servicing Agreement, dated as of March 1, 1999, by and among EQCC Receivables Corporation and EQCC Asset Backed Corporation, as Depositors, EquiCredit Corporation of America, as Representative and Servicer and U.S. Bank National Association, as Trustee (the "Pooling and Servicing Agreement").

Ambac will make an Insured Payment out of its own funds by 12:00 noon (New York City time) in immediately available funds to the Trustee on the later of (i) the Business Day next following the day on which Ambac shall have received Notice that an Insured Payment is due and (ii) the Payment Date on which the Insured Payment is distributable to Certificateholders pursuant to the Pooling and Servicing Agreement, for disbursement to such Certificateholders in the same manner as other payments with respect to the Certificates are required to be made. Any Notice received by Ambac after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Ambac on the next succeeding Business Day.

Upon such payment, Ambac shall be fully subrogated to the rights of Certificateholders to receive the amount so paid. Ambac's obligations hereunder with respect to each Payment Date shall be discharged to the extent funds consisting of the Insured Payment are received by the Trustee on behalf of the Certificateholders for distribution to such Certificateholders, as provided in the Pooling and Servicing Agreement and herein, whether or not such funds are properly applied by the Trustee. This Surety Bond is non-cancelable for any reason, including nonpayment of any premium. The premium on this Surety Bond is not refundable for any reason, including the payment of the Certificates prior to their respective maturities. This Surety Bond shall expire and terminate without any action on the part of Ambac or any other Person on the date that is one year and one day following the date on which the Certificates shall have been paid in full.

The "Deposit Premium" shall be due and payable on the date hereof, as provided in a letter agreement of even date herewith among Ambac and the Depositors, and a monthly premium shall be due and payable as provided in the Pooling and Servicing Agreement.

This Surety Bond is subject to and shall be governed by the laws of the State of New York. The insurance provided by this Surety Bond is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Law, Article
76).

Capitalized terms used and not defined herein shall have respective meanings set forth in the Pooling and Servicing Agreement. "Notice" means written notice in the form of Exhibit Q to the Pooling and Servicing Agreement by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Trustee to Ambac specifying the information set forth therein. "Certificateholder" means, as to a particular Certificate, the person, other than the Trust, the Servicer, any Subservicer or the Representative or any Depositor who, on the applicable Payment Date, is entitled under the terms of such Certificate to payment thereof.

In the event that payments under any Certificate are accelerated, nothing herein contained shall obligate Ambac to make any payment of principal or interest on such Certificates on an accelerated basis, unless such acceleration of payment by Ambac is at the sole option of Ambac.

IN WITNESS WHEREOF, Ambac has caused this Surety Bond to be signed by its duly authorized officer to become effective and binding upon Ambac by virtue of the countersignature of its duly authorized representative.



  -------------------------------------   --------------------------------------
    First Vice President                  Assistant Secretary
    Effective Date:  March 10, 1999


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*/ Upon the occurrence of the Recordation  Trigger,  the Servicer shall promptly cause each Assignment of Mortgage to be recorded in the applicable recording office in the name of the Trustee.